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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Selected Financial Data"and "Experts" and to the use of our report dated January 31,
1997 (except for Note 9, as to which the date is       , 1997) included in
Amendment No. 1 to the Registration Statement (Form SB-2, No. 333-25445) and related Prospectus of DepoMed, Inc. for the registration of 4,687,500 shares of its common stock.


Palo Alto, California
   1997


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  The foregoing consent is in the form that will be signed upon completion of the one-for-three reverse common stock split as described in Note 9 to the Financial Statements.

                                                          /s/ Ernst & Young LLP
Palo Alto, California

June 16, 1997